                                                                     EXHIBIT 4.1

                              FORM OF GLOBAL NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO CFW COMMUNICATIONS COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO CFW COMMUNICATIONS COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) TO A PERSON OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND CFW COMMUNICATIONS COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY

REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS PROVISIONS REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE WITH RESPECT TO EACH $1,000 OF AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY IS $951.64, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY IS $48.36, THE ISSUE DATE IS JULY 26, 2000 AND THE YIELD TO MATURITY BASED ON SEMI-ANNUAL BOND EQUIVALENT COMPOUNDING IS 13.25%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO CFW COMMUNICATIONS COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

                                [FACE OF NOTE]

                          CFW COMMUNICATIONS COMPANY

                           13% Senior Note due 2010

                                                             CUSIP NO. 124923AA1

No. N-1
                                                                    $280,000,000



          CFW COMMUNICATIONS COMPANY, a Virginia corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of TWO HUNDRED AND EIGHTY MILLION DOLLARS ($280,000,000) on August 15, 2010.

          Interest Payment Dates: February 15 and August 15, commencing February 15, 2001.

          Regular Record Dates:    February 1 and August 1.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                       CFW COMMUNICATIONS COMPANY

                                       By: ____________________________________
                                           Name:
                                           Title:

                                       By: ____________________________________
                                           Name:
                                           Title:

                   (Trustee's Certificate of Authentication)

This is one of the 13% Senior Notes due 2010 described in the within-mentioned Indenture.

Date:  July 26, 2000                THE BANK OF NEW YORK
                                      as Trustee

                                    By:____________________________________
                                       Authorized Signatory

                            [REVERSE SIDE OF NOTE]

                          CFW COMMUNICATIONS COMPANY

                           13% Senior Note due 2010

          1.  Principal and Interest.
              ----------------------

          The Company will pay the principal of this Note on August 15, 2010.

          The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

          Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the February 1 or August 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing February 15, 2001 and no interest shall be paid on this Note prior to February 15, 2001, except as provided in the next paragraph.

          If an exchange offer (the "Exchange Offer") registered under the Securities Act is not consummated or a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before six months after the earlier of (i) the closing date of the Richmond-Norfolk Acquisition and (ii) the Termination Date, in accordance with the terms of the Registration Rights Agreement dated July 26, 2000 between the Company and Morgan Stanley & Co. Incorporated, First Union Securities, Inc. and SunTrust Equitable Securities Corporation, the annual interest rate borne by the Notes shall be increased by 0.5% from the rate shown above accruing from six months after the earlier to occur of (i) the Richmond-Norfolk Acquisition or (ii) the Termination Date, payable in cash semiannually, in arrears, on each Interest Payment Date, until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

          Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 26, 2000; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

          2.  Method of Payment.
              -----------------

          The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each February 15 and August 15, commencing February 15, 2001 to the persons who are Holders (as reflected in the Security Register at the close of business on the February 1 or August 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after February 15, 2001.

          The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

          3.  Paying Agent and Registrar.
              --------------------------

          Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

          4.  Indenture; Limitations.
              ----------------------

          The Company issued the Notes under an Indenture dated as of July 26, 2000 (the "Indenture"), between the Company and The Bank of New York, trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

          The Notes are general unsecured obligations of the Company.

          The Company may, subject to Article Four of the Indenture and applicable law, issue additional Notes under the Indenture.

          5.  Optional Redemption.
              -------------------

          The Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after August 15, 2005 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing August 15 of the years set forth below:


                          Year                         Redemption Price
                          ----                         ----------------
          2005.................................            106.500%
          2006.................................            104.333
          2007.................................            102.167
          2008 and thereafter..................            100.000%

           At any time prior to August 15, 2003, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of one or more Public Equity Offerings, at any time as a whole or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount of 113.000%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment
Date); provided that (i) at least 65% of the aggregate principal amount of Notes originally issued on the Closing Date remains outstanding after each such redemption and (ii) notice of such redemption shall be mailed within 60 days of the related Public Equity Offering.

          In addition, the Securities will be subject to mandatory redemption (the "Special Redemption") at 101% of the principal amount thereof plus accrued interest to the redemption date (the "Special Redemption Price") in the event that the Escrow Agent has not received the Officers' Certificate (as defined in the Escrow Agreement) provided for in the Escrow Agreement on or prior to October 2, 2000, subject to an extension, in accordance with the provisions of the Escrow Agreement, until December 17, 2000 (such date, as extended, being the "Termination Date").

          Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

          6.  Repurchase upon Change of Control.
              ---------------------------------

          Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Payment Date").

          A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Security Register.

Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.

          7.  Denominations; Transfer; Exchange.

          The Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

          8.  Persons Deemed Owners.
              ---------------------

          A Holder shall be treated as the owner of a Note for all purposes.

          9.  Unclaimed Money.
              ---------------

          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          10. Discharge Prior to Redemption or Maturity.
              -----------------------------------------

          If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain provisions thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

          11. Amendment; Supplement; Waiver.
              -----------------------------

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

          12. Restrictive Covenants.
              ---------------------

          The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, Guarantee Indebtedness of the Company, engage in transactions with Affiliates, suffer to exist or incur Liens, enter into sale-leaseback transactions, use the proceeds from Asset Sales, or merge, consolidate or transfer substantially all of its assets. Within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

          13. Successor Persons.
              -----------------

          When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

          14. Defaults and Remedies.
              ---------------------

          Any of the following events constitutes an "Event of Default" under the Indenture:

          (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (b) default in the payment of interest on any Notes when the same becomes due and payable, and such default continues for a period of 30 days; provided that a failure to make any of the first four scheduled interest payments on the Notes in a timely manner will constitute an Event of Default with no grace or cure period;

          (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with the Section 4.11 or
     Section 4.12 or the Indenture;

          (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10.0 million in the aggregate for all such final judgments or orders against allsuch Persons (treating any deductibles, self-insurance or retention as not so coverred) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

          (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

          (i) the Escrow Agreement shall cease to be in full force and effect or enforceable in accordance with its terms, other than in accordance with its terms.

          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

          15.  Trustee Dealings with the Company.
               ---------------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

          16.  No Recourse Against Others.
               --------------------------

          No incorporator or any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          17.  Authentication.
               --------------

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

          18.  Abbreviations.
               -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian) and U/G/M/A (=Uniform Gifts to Minors
Act).

          The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to CFW Communications Company, 401 Spring Lane, Suite 300, Waynesboro, Virginia 72980; Attention:
Chief Financial Officer.

          19.  Governing Law
               -------------

          This Note shall be governed by the laws of the State of New York without regard to conflicts of law thereof. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

                           [FORM OF TRANSFER NOTICE]

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------
_________________________________________________________________
Please print or typewrite name and address including zip code of assignee
_________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________attorney to transfer said Note on the books of the Company with full power of substitution in the premises.
                    [THE FOLLOWING PROVISION TO BE INCLUDED
                    ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                     UNLEGENDED OFFSHORE GLOBAL NOTES AND
                      UNLEGENDED OFFSHORE PHYSICAL NOTES]

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]
                                   ---------

[ ](a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or
                                       --

[ ](b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:__________             ____________________________________________________
                            NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:__________             ____________________________________________________
                            NOTICE:  To be executed by an executive officer

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this  Note purchased by the Company pursuant to
Section 4.11 or 4.12 of the Indenture, check the Box:  ?

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, state the amount:
$___________________.

Date:_________________
Your Signature:_______________________________________________________________
            (Sign exactly as your name appears on the other side of this Note)

              Signature Guarantee:_________________________________________